Exhibit 99.1

Compass Diversified Holdings Announces Amendment of its Management Services Agreement

Westport, Conn., January 15, 2025 – Compass Diversified Holdings (NYSE: CODI), an owner of leading middle market businesses (the “Company” or “CODI”), announced today that on January 15, 2025, it entered into a Seventh Amended and Restated Management Services Agreement with Compass Group Management LLC, the Company’s Manager (the “Amendment”). The Amendment, commencing in the first quarter beginning on January 1, 2025, restructures the management fee under the existing Management Services Agreement to consist of a base management fee and an incentive management fee. Pursuant to the Amendment, the base management fee will be (i) 2.0% the Company’s adjusted net assets when the adjusted net assets are less than or equal to $3.5 billion (the “Initial Threshold Fee”), (ii) the Initial Threshold Fee, plus 1.25% of the amount of adjusted net assets exceeding $3.5 billion when the adjusted net assets are more than $3.5 billion but less than $10 billion, or (iii) 1.5% of the Company’s adjusted net assets when the adjusted net assets are $10 billion or more.
The incentive management fee will be 0.25% of the amount of adjusted net assets exceeding $3.5 billion, when the adjusted net assets are more than $3.5 billion but less than $10 billion. The incentive management fee is only earned if the Company’s annualized internal rate of return on equity for the trailing three-years exceeds 12%. Such incentive management fee is also subject to approval by the Compensation Committee of the Company’s Board of Directors.
The Amendment also eliminates the payment of integration services fee by the Company’s subsidiaries to the Manager and excludes excess cash held by the Company and the Company’s subsidiaries, subject to certain exceptions, from the calculation of adjusted net assets of the Company, along with certain other changes.
The foregoing description of the Amendment is not meant to be exhaustive and is qualified in its entirety by the document itself, a copy of which is attached as an Exhibit to the Form 8-K filed as of the date hereof.

About Compass Diversified
Since its IPO in 2006, CODI has consistently executed its strategy of owning and managing a diverse set of highly defensible, middle-market businesses across the industrial, branded consumer and healthcare sectors. The Company leverages its permanent capital base, long-term disciplined approach, and actionable expertise to maintain controlling ownership interests in each of its subsidiaries, maximizing its ability to impact long-term cash flow generation and value creation. The Company provides both debt and equity capital for its subsidiaries, contributing to their financial and operating flexibility. CODI utilizes the cash flows generated by its subsidiaries to invest in the long-term growth of the Company and has consistently generated strong returns through its culture of transparency, alignment and accountability. For more information, please visit compassdiversified.com.

FORWARD-LOOKING STATEMENTS
This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements with regard to the expectations related to the future performance of CODI. Words such as "believes," "expects," “will,” “anticipates,” “intends,” “continue,” "projects," “potential,” “assuming,” and "future" or similar expressions, are intended to identify forward-looking statements. These forward-looking statements are subject to the inherent uncertainties in predicting future results and conditions, some of which are not currently known to CODI. In addition to factors previously disclosed in CODI’s reports filed with the SEC, the following factors, among others, could cause actual results to differ materially from forward-looking statements: changes in the economy, financial markets and political environment; risks associated with possible disruption in CODI’s operations or the economy generally due to terrorism, natural disasters, or social, civil and political unrest; future changes in laws or regulations (including the interpretation of these laws and regulations by regulatory authorities); and other considerations that may be disclosed from time to time in CODI’s publicly disseminated documents and filings. Further information regarding CODI and factors which could affect the forward-looking statements contained herein can be found in CODI’s annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K. Forward-looking statements speak only as of the date they are made. Except as required by law, CODI undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Investor Relations
Compass Diversified
irinquiry@compassdiversified.com

Gateway Group
Cody Slach
949.574.3860
CODI@gatewayir.com

Media Relations
Compass Diversified
mediainquiry@compassdiversified.com
The IGB Group
Leon Berman
212-477-8438
lberman@igbir.com